Exhibit 99.1

Willdan Broadens National Energy Services with Acquisitions of

Energy Efficiency Engineering Companies in Midwest and Pacific Northwest

ANAHEIM, Calif., January 21, 2015 — Willdan Group, Inc. (“Willdan”) (NASDAQ: WLDN) today announced that it has completed the acquisitions of two privately-held energy efficiency engineering companies. 360 Energy Engineers (“360 Energy”) is a Lawrence, Kansas based leading engineering and energy management consulting firm serving customers in education, healthcare, industry, manufacturing and government. Abacus Resource Management Company (“Abacus”) is a Beaverton, Oregon based leading energy efficiency engineering firm in the Pacific Northwest serving primarily utility and municipal clients. Willdan has closed both transactions, which are estimated to add more than $20 million in annual revenue. Both transactions are expected to be accretive to earnings per share on a GAAP basis in 2015. Willdan has acquired both companies for a total consideration valued at approximately $21.2 million, consisting of cash, common stock, promissory notes, and earn-out provisions.

“These strategic acquisitions are right in line with our focus on expanding our Energy Solutions segment into new geographies,” said Tom Brisbin, Willdan’s Chief Executive Officer.  “Both acquisitions have been growing revenue organically at a double digit pace.  Their projects are typically larger and have higher margin because they provide a complete turnkey solution including project design, and construction management. They also facilitate project financing through third parties, which is based on energy savings.  With 360 Energy, Willdan enters markets throughout central Midwestern and mountain states.  Likewise, Abacus strengthens Willdan’s presence in the Pacific Northwest.  Additionally, both acquisitions significantly strengthen our engineering and construction management expertise. This will enable Willdan to offer our more than 3,000 customers these more comprehensive services.  We welcome all of the employees of 360 Energy and Abacus to Willdan.”

The cash portions of the transactions were funded under Willdan’s amended credit facility with BMO Harris Bank’s Engineering and Construction Group.  Wedbush Securities acted as Willdan’s financial advisor for both transactions. O’Melveny & Myers LLP served as Willdan’s legal advisor. Additional details on each acquisition, along with a description of the amendment to Willdan’s credit facility, are provided in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 21, 2015.

Conference Call

Willdan will host a conference call to discuss the acquisitions today, January 21, 2015 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time.  Interested parties may participate in the conference call by dialing 888- 452-4023 (719-785-1765 for international callers). When prompted, ask for the “Willdan Group Inc., Acquisition Update.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events. The telephonic replay of the conference call may be accessed approximately two hours after the call through February 4, 2015 by dialing 888-203-1112 (719-457-0820 for international callers). The replay access code is 5616669. The webcast replay will be archived on Willdan’s website.

About Willdan Group, Inc.

Celebrating its 50th year of business, Willdan provides outsourced professional technical and consulting services to public agencies, public and private utilities, and commercial and industrial firms throughout the United States. Willdan benefits from well-established relationships, industry-leading expertise and a solid reputation for delivering projects on time and on budget. The company’s service offerings span a broad set of complementary disciplines that include engineering and planning, energy efficiency and sustainability, financial and economic consulting, and national preparedness. Willdan has crafted this set of integrated services so that, in the face of an evolving environment—whether economic, natural, or built—Willdan can continue to extend the reach and resources of its clients. For additional information, visit Willdan’s website at www.willdan.com.

About Willdan Energy Solutions

Willdan Energy Solutions develops and implements comprehensive energy solutions nationwide for utilities, commercial entities, and all levels of government. We help our clients realize cost and energy savings by tailoring solutions that serve vertical markets such as data centers, healthcare, lodging, and schools; providing energy reduction plans for large end-user commercial facilities and multi-family residences; and developing and implementing cutting-edge, cost-effective measures for small businesses. Our highly experienced staff works as independent representatives for our clients to deliver the following services:

•                  Expert analysis of energy consumption

•                  Identification and implementation of financial strategies, including review of incentives/rebates/grants, tax incentives, low-interest funding sources, and performance contracting alternatives

•                  Tailored engineering approaches that help customers achieve their energy goals including site surveys, building system upgrades/recommendations, master planning, and incorporation of renewables

•                  Direct installation and oversight of implementation that ensure proper application of recommended measures

•                  Measurement and verification to track and demonstrate long term results of energy solutions

•                  Project and program management by highly experienced and credentialed technical staff from conceptual design all the way through full project implementation

About 360 Energy Engineers

360 Energy Engineers provides a broad array of energy-centered engineering services for public and private K-12 schools, higher education institutions, city and county governments, and commercial and industrial building owners. 360 Energy has experience in developing, installing and supporting customized solutions that minimize total life cycle costs, including lower long-term energy and maintenance costs as well as initial capital investment. For additional information, visit 360 Energy’s website at www.360energyengineers.com.

About Abacus Resource Management Company

Abacus Resource Management Company is a leading energy engineering firm in the Pacific Northwest serving utility, municipal, university, school and hospital clients. Abacus regularly delivers solutions to reduce customer’s energy use by 30% to 50% while making substantial improvements to their facilities.  For additional information, visit Abacus’s website at www.abacusrm.com.

Forward-Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to our ability to expand our service offerings in our Energy Solutions segment and our geographic reach, and continue to win new contracts and maintain the existing contracts for 360 Energy and Abacus. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 27, 2013. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contacts:

Willdan Group, Inc.
Stacy McLaughlin, 714-940-6300
Chief Financial Officer
smclaughlin@willdan.com

Or

Investor/Media Contact
Financial Profiles, Inc.
Moira Conlon, 310-478-2700

mconlon@finprofiles.com